Exploration & Production Exhibit 99.2 SENECA RESOURCES AREAS CANADA

Pipeline & Storage CANADA

Gathering CANADA

Utility DISTRIBUTION CORPORATION AREA NY PA CANADA

Energy Marketing NATIONAL FUEL RESOURCES MARKETING AREA

Exhibit 99.2

Exploration & Production


CANADA
Lake Ontario
Rochester
Buffalo
NY
Albany
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
KS
Topeka
Wichita
Amarillo
CA
Bakersfield
Los Angeles
El Paso
Dallas
TX
Houston
SENECA RESOURCES AREAS

Pipeline & Storage


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
STORAGE AREAS
SYSTEM PIPELINES

Gathering


CANADA
LAKE ONTARIO
Rochester
Buffalo
LAKE ERIE
Erie
NY
Albany
PA
New York
Pittsburgh
Harrisburg
NFG MIDSTREAM PIPELINES

Utility


CANADA
Lake Ontario
Rochester
NY
Buffalo
Lake Erie
Erie
PA
New York
Pittsburgh
Harrisburg
DISTRIBUTION CORPORATION AREA

Energy Marketing



CANADA
Lake Ontario
NY
Rochester
Buffalo
Lake Erie
Erie
PA
Pittsburgh
Harrisburg
New York
NATIONAL FUEL RESOURCES MARKETING AREA